UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 15, 2011
Date of Report (Date of Earliest Event Reported)

ITRON, INC.
(Exact Name of Registrant as Specified in its Charter)

Washington	000-22418	91-1011792
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2111 N. Molter Road, Liberty Lake, WA 99019
(Address of Principal Executive Offices, Zip Code)

(509) 924-9900
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 15, 2011, the Board of Directors (the Board) of Itron, Inc. (the Company) approved the amended and restated Executive Deferred Compensation Plan (the Amended Plan). The Amended Plan will be effective January 1, 2012.

Executive officers and certain highly compensated employees (Employee Participants) may continue to defer up to 50% of their base salary and 50% of their annual incentive compensation to a non-qualified account, and the Amended Plan permits Employee Participants to defer up to 50% of their Restricted Stock Units granted and earned on or after January 1, 2012.

Matching contributions under the Amended Plan are limited to the amount of the Employee Participants' deferred salary and incentive compensation that exceeds the annual salary limit under Section 401(a)(17) of the Internal Revenue Code. A three-year graded vesting period will apply to matching contributions made by the Company after January 1, 2012.

The Amended Plan permits non-employee members of the Board to participate and to defer up to 100% of their cash and equity compensation to a non-qualified account.

Item 8.01    Other Events.

On September 15, 2011, the Board approved an amendment to the Company's 401(k) plan to provide three-year graded vesting for matching contributions made by the Company to participants' accounts after January 1, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ITRON, INC.

	By:	/s/ STEVEN M. HELMBRECHT
Dated: September 20, 2011		Steven M. Helmbrecht
Sr. Vice President and Chief Financial Officer